UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021 (May 27, 2021)

Spirit of Texas Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38484	90-0499552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1836 Spirit of Texas Way
Conroe, Texas 77301
(Address of principal executive offices) (Zip Code)

(936) 521-1836

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	STXB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Spirit of Texas Bancshares, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders virtually on May 27, 2021 (the “Annual Meeting”). There were 17,136,553 shares of the Company’s common stock outstanding on the record date and entitled to vote at the Annual Meeting and 13,670,229 shares were represented virtually or by proxy, which constituted a quorum to conduct business at the Annual Meeting. The shareholders of the Company voted on and approved the following proposals, which are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Shareholders filed by the Company with the Securities and Exchange Commission on April 9, 2021:

(1)

To elect Allen C. Jones, IV, Akash J. Patel, H. D. Patel and Thomas C. Sooy to serve as Class II directors of the Company until the Company’s 2024 annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Final voting results were as follows:

Name of Class I Nominee	Votes For	Votes Withheld	Broker Non-Votes
Allen C. Jones, IV	7,851,990.08	434,028.07	5,384,211.00
Akash J. Patel	6,227,332.15	2,058,686.00	5,384,211.00
H. D. Patel	7,887,317.15	398,701.00	5,384,211.00
Thomas C. Sooy	7,879,480.15	406,538.00	5,384,211.00

(2)

To ratify the Audit Committee’s appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021. Final voting results were as follows:

Votes For	Votes Against	Abstentions
13,649,743.08	2,265.00	18,221.07

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021	SPIRIT OF TEXAS BANCSHARES, INC.

	By:	/s/ Allison Johnson
	Name:	Allison Johnson
	Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer